Exhibit 10.31

September 16, 2013

First Midwest Bancorp, Inc.

One Pierce Place, Suite 1500

Itasca, IL  60143

Dear Ladies and Gentlemen:

First Midwest Bancorp, Inc. (the “Holder”) and certain other holders of common stock of Textura Corporation, a Delaware corporation (the “Company”, and such stockholders and the Holder being hereinafter sometimes collectively referred to as the “Selling Stockholders”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) among the Company, the Selling Stockholders and Credit Suisse Securities (USA) LLC and William Blair & Company, L.L.C., as representatives (collectively, the “Representatives”) of the several underwriters to be named on Schedule B to the Underwriting Agreement (the “Underwriters”).  The Selling Stockholders propose to sell to the Underwriters pursuant to the Underwriting Agreement certain authorized and issued shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) owned by them.  In connection with the Holder participating in the offering contemplated by the Underwriting Agreement, the Company and the Holder are entering into this agreement (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

1.           Expenses.  Except as otherwise set forth in this Agreement, all fees and expenses incident to the transactions contemplated by the Underwriting Agreement shall be borne by the Company whether or not any Common Stock is sold pursuant thereto.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with the NYSE, (C) in compliance with applicable state securities or Blue Sky laws (including fees and disbursements of counsel for the Underwriters in connection therewith) and (D) with respect to any filing that may be required to be made with FINRA, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) the fees and expenses of Computershare Inc., as transfer agent and custodian, and (vi) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions and actions contemplated by this Agreement and the Underwriting Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions and actions contemplated by this Agreement and the Underwriting Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).  Notwithstanding anything to the contrary contained herein, in no event shall the Company be responsible for (x) any underwriting discounts, broker or similar commissions to be paid by the Holder pursuant to the Underwriting

Agreement, (y) any legal fees of the separate counsel retained by the Holder to represent it in connection with the Underwriting Agreement or this Agreement or (z) any transfer taxes or other taxes or duties payable by the Holder in connection with the sale of the Offered Securities sold by the Holder pursuant to the Underwriting Agreement.

2.           Indemnification and Contribution.

(a)             Indemnification by Company.  The Company will indemnify and hold harmless the Holder, each of its directors and each of its officers and each person, if any, who controls the Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage or liability (or actions in respect thereof); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Selling Stockholder Information.

(b)              Indemnification by Holder.  The Holder will indemnify and hold harmless the Company, each of its directors and each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Holder specifically for use therein, and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending against any such loss, claim, damage or liability (or actions in respect thereof), it being understood and agreed that the only such information furnished by the Holder consists of the Selling Shareholder Information.  The obligations of the Holder under this Section 2(b) shall be limited to the net proceeds (before deducting expenses) to the Holder of the Offered Securities sold by the Holder pursuant to the Underwriting Agreement.

(c)              Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)              Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect (A) the relative benefits received by the Company on the one hand and the Holder on the other from the offering of the Securities and (B) the relative fault of the Company on the one hand and the Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holder on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total net proceeds from the offering (before deducting expenses) received by the Holder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this paragraph. Notwithstanding the provisions of this paragraph, the Holder shall not be required to contribute any amount in excess of the net proceeds (before deducting expenses) to the Holder of the Offered Securities sold pursuant to the Underwriting Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.

3.           General Provisions.  This Agreement shall be governed by the laws of the State of New York without regard to the conflicts of laws principles thereof.  Delivery of a signed counterpart of this Agreement by facsimile or e-mail/.pdf transmission shall constitute valid and sufficient delivery thereof.  This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior negotiations, agreements and understandings with respect thereto.  This Agreement may be amended only by a writing signed by the parties hereto.  The indemnification and contribution provisions contained herein shall survive the delivery and payment of the shares pursuant to the Underwriting Agreement.  In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

Very truly yours,

TEXTURA CORPORATION

By:	/s/ Ryan Lawrence
Name:	Ryan Lawrence
Title:	SOP, Chief Legal Officer, and Secretary

ACKNOWLEDGED AND AGREED to
this 16th day of September, 2013

FIRST MIDWEST BANCORP, INC.

By:	/s/ Nicholas J. Chulos
Name:	Nicholas J. Chulos
Title:	Executive Vice President, Corporate Secretary and General Counsel